Exhibit 99.1
Agilysys Reports Unaudited Fiscal 2010 Second-Quarter
and First-Half Results
•	Quarterly Net Income from Continuing Operations Improves Sharply to $2.9 Million, or $0.12 Per Diluted Share, on 9% Lower Revenue

•	Revenue Increases 20% Sequentially

•	Debt Free With $48.2 Million Cash on Hand at Sept. 30 vs $36.2 Million at Fiscal Year-End
CLEVELAND—Nov. 4, 2009—Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced unaudited financial results for the fiscal 2010 second quarter and first half ended September 30, 2009.
Second-Quarter Unaudited Results of Operations
Revenue declined 9.0% to $156.0 million, compared with $171.4 million in the second quarter of fiscal 2009. Hardware sales declined 3.5%, services declined 32.6% and software sales increased 14.0%. Consolidated revenues rebounded 19.8% from the $130.2 million reported in the first quarter, due to double-digit growth in hardware, software and services.
Cost-cutting initiatives and lower acquisition-related intangible amortization drove selling, general and administrative (SG&A) expense down $12.4 million, or 23.9%, to $39.6 million. The Company recently executed an additional $9 million in annual savings of which approximately $4 million will be realized in the second half of fiscal 2010.
The Company’s operating income, excluding restructuring and asset impairment charges (“Charges”), improved $6.2 million to $4.3 million from the operating loss of $1.9 million last year. Lower sales and gross profit year-over-year were more than offset by lower SG&A expense. Adjusted EBITDA (operating income plus depreciation and amortization), excluding Charges, increased 44.9% to $7.4 million for the quarter, compared with $5.1 million a year ago.
Agilysys reported net income from continuing operations of $2.9 million, or $0.12 per diluted share, a significant increase from the loss of $105.3 million, or a loss of $4.66 per share, recorded in the previous year.
“We are pleased to report strong sequential growth in sales and positive net earnings for the quarter. The improvement in profitability reflects the tangible benefits realized from our cost-saving efforts,” said Martin Ellis, President and Chief Executive Officer. “In addition to improved bottom-line performance, our order pipeline has started to show modest recovery from the depressed levels of the past several quarters.”
Fiscal 2010 First-Half Unaudited Results of Operations
First-half 2010 revenue was $286.2 million compared with revenue of $351.2 million in the first six months of 2009. Revenue in the first half of fiscal 2010 decreased 18.5% reflecting lower sales in each of the company’s three business segments. Hardware declined 13.6%, services declined 36.3% and software decreased 8.2%.
SG&A expense declined $23.7 million, or 22.0%, to $84.1 million, largely due to cost reductions. Approximately $44 million in annual costs have been eliminated since the first quarter of fiscal year 2009 when the company began aggressively reducing SG&A expenses to align cost structure with deteriorating
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

market demand. Adjusted EBITDA, excluding Charges, was $1.1 million for the six-month period, versus $3.3 million in the comparable period of fiscal 2009.
For the first six months of fiscal 2010, the company reported a net loss from continuing operations of $9.5 million, or a loss of $0.42 per share, compared with a net loss from continuing operations of $165.4 million, or a loss of $7.33 per share, in the first six months of fiscal 2009.
Business Outlook
The year-over-year declines in revenue have moderated and while some economic indicators have improved, market conditions still reflect uncertainty regarding the overall business environment and demand for IT products. Ellis commented: “The business is stabilizing, our pipeline has improved, and we expect to see a seasonal increase in sales in our third quarter ending December. As we look to the balance of fiscal 2010, we plan to continue to focus on those items under our control that can help produce tangible improvements in results. Near-term, we are optimistic regarding our outlook for the third quarter of the fiscal year and expect financial performance in second half to improve versus the first half.”
Conference Call Information
A conference call will be held at 11:00 a.m. ET on November 4, 2009 to review unaudited second-quarter and first-half fiscal 2010 results. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the Web site. If you are unable to participate during the live webcast, the call will be archived at the Investor Relations section of www.agilysys.com.
Forward-Looking Language
This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this presentation and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, business strategies, future financial results, unanticipated downturns to our relationships with customers, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, and unanticipated deterioration in economic and financial conditions in the United States and around the world. We do not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.
Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.
Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this release, certain non-GAAP financial measures as defined by the SEC rules are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations and is a measure used in the Company’s debt agreement. The non-GAAP measures included in this release have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this release.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The Company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The Company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and Asia.
News releases and other information on Agilysys are available on the Internet at: www.agilysys.com.
# # #
Investor Contact:
Curtis Stout
Vice President and Treasurer
Agilysys, Inc.
440-519-8635
curtis.stout@agilysys.com
Media Contact:
Maureen Morreale
Senior Communications Manager
Agilysys, Inc.
440-519-8161
maureen.morreale@agilysys.com
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	Sep 30,		Sep 30,
(In thousands, except share and per-share data)	2009	2008	2009	2008
Net sales:
Products	$126,925	$128,313	$231,818	$265,892
Services	29,070	43125	54,367	85,297

Total net sales	155,995	171,438	286,185	351,189
Cost of goods sold:
Products	99,623	99,449	185,503	212.890
Services	12,499	21,881	24,958	41,169

Total cost of goods sold	112,122	121,330	210,461	254,059

Gross margin	43,873	50,108	75,724	97,130
Selling, general and administrative expenses	39,618	52,032	84,144	107,834
Asset impairment charges	—	112,020	—	145,643
Restructuring charges	54	510	68	23,573

Operating income (loss)	4,201	(114,454)	(8,488)	(179,920)
Other expense (income):
Other expense (income), net	81	(242)	(390)	(480)
Interest income	(9)	(215)	(42)	(462)
Interest expense	253	197	460	452

Income (loss) before income taxes	3,876	(114,194)	(8,516)	(179,430)
Income tax expense (benefit)	988	(8,917)	1,003	(14,080)

Income (loss) from continuing operations	2,888	(105,277)	(9,519)	(165,350)
Loss from discontinued operations	(52)	(1,312)	(41)	(1,274)

Net income (loss)	$2,836	$(106,589)	$(9,560)	$(166,624)

Income (loss) per share — basic
Income (loss) from continuing operations	$0.13	$(4.66)	$(0.42)	$(7.33)
Loss from discontinued operations	(0.00)	(0.06)	(0.00)	(0.05)

Net income (loss)	$0.13	$(4.72)	$(0.42)	$(7.38)

Income (loss) per share — diluted
Income (loss) from continuing operations	$0.12	$(4.66)	$(0.42)	$(7.33)
Loss from discontinued operations	(0.00)	(0.06)	(0.00)	(0.05)

Net income (loss)	$0.12	$(4.72)	$(0.42)	$(7.38)

Weighted average shares outstanding
Basic	22,625,654	22,601,549	22,626,491	22,569,206
Diluted	22,879,030	22,601,549	22,626,491	22,569,206

Cash dividends per share	$0.03	$0.03	$0.06	$0.06
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended		Six Months Ended
	Sep 30,		Sep 30,
(In thousands)	2009	2008	2009	2008
Hospitality (HSG)
Total revenue	$23,836	$23,488	$40,386	$48,242
Elimination of intersegment revenue	(514)	(43)	(1,057)	(82)

Revenue from external customers	$23,322	$23,445	$39,329	$48,160

Gross margin	$14,237	$14,435	$23,777	$28,844

	61.0%	61.6%	60.5%	59.9%
Depreciation and amortization	$1,104	$1,855	$2,227	$3,186
Operating income (loss)	3,997	(102,906)	2,095	(108,765)

Adjusted EBITDA	$5,101	$(101,051)	$4,322	$(105,579)

Goodwill and intangible asset impairment	$—	$103,387	$—	$110,852

Retail (RSG)
Total revenue	$23,582	$29,437	$47,970	$67,704
Elimination of intersegment revenue	(19)	(148)	(20)	(316)

Revenue from external customers	$23,563	$29,289	$47,950	$67,388

Gross margin	$4,694	$6,094	$10,070	$14,493

	19.9%	20.8%	21.0%	21.5%
Depreciation and amortization	$44	$53	$94	$141
Operating income (loss)	1,133	(5,942)	2,763	(20,314)

Adjusted EBITDA	$1,177	$(5,889)	$2,857	$(20,173)

Goodwill impairment	$—	$6,549	$—	$24,910

Technology (TSG)
Total revenue	$109,126	$120,047	$198,950	$238,748
Elimination of intersegment revenue	(16)	(1,343)	(44)	(3,107)

Revenue from external customers	$109,110	$118,704	$198,906	$235,641

Gross margin	$24,909	$29,009	$42,638	$51,446

	22.8%	24.4%	21.4%	21.8%
Depreciation and amortization	$817	$4,061	$4,768	$8,534
Operating income (loss)	6,320	5,732	3,786	(26,313)

Adjusted EBITDA	$7,137	$9,793	$8,554	$(17,779)

Goodwill impairment	$—	$2,084	$—	$9,881
Restructuring charge	$—	$510	$—	$23,573
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	Sep 30,		Sep 30,
(In thousands)	2009	2008	2009	2008
Corporate / Other
Gross margin	$33	$570	$(761)	$2,347

Depreciation and amortization (a)	$1,205	$1,079	$2,409	$2,098
Operating loss	(7,249)	(11,338)	(17,132)	(24,528)

Adjusted EBITDA	$(6,044)	$(10,259)	$(14,723)	$(22,430)

Restructuring charge	$54	$—	$68	$—

Consolidated
Total revenue	$156,544	$172,972	$287,306	$354,694
Elimination of intersegment revenue	(549)	(1,534)	(1,121)	(3,505)

Revenue from external customers	$155,995	$171,438	$286,185	$351,189

Gross margin	$43,873	$50,108	$75,724	$97,130

	28.1%	29.2%	26.5%	27.7%
Depreciation and amortization (a)	$3,170	$7,048	$9,498	$13,959
Operating income (loss)	4,201	(114,454)	(8,488)	(179,920)

Adjusted EBITDA	$7,371	$(107,406)	$1,010	$(165,961)

Goodwill and intangible asset impairment	$—	$112,020	$—	$145,643
Restructuring charge	$54	$510	$68	$23,573

(a)	Does not include the amortization of deferred financing fees totaling $132 and $57 for the three months ended Sept. 30, 2009 and 2008, respectively, and $220 and $113 for the six months ended Sept. 30, 2009 and 2008, respectively, all of which related to the Corporate/Other segment.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sep 30,	Mar 31,
	2009	2009
(In thousands)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,197	$36,244
Accounts receivable, net	125,166	151,944
Inventories, net	22,036	27,216
Deferred income taxes — current, net	6,845	6,836
Prepaid expenses and other current assets	5,337	4,564
Income taxes receivable	3,874	3,871
Assets of discontinued operations — current	285	1,075

Total current assets	211,740	231,750
Goodwill	50,563	50,382
Intangible assets, net	29,877	35,699
Deferred income taxes — non-current, net	511	511
Other non-current assets	18,467	29,008
Assets of discontinued operations — non-current	—	56
Property and equipment, net	29,471	27,030

Total assets	$340,629	$374,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,832	$28,042
Floor plan financing	—	74,159
Deferred revenue	20,435	18,709
Accrued liabilities	20,665	37,807
Long-term debt — current	195	238
Liabilities of discontinued operations — current	575	1,176

Total current liabilities	134,702	160,131
Other non-current liabilities	21,827	21,588
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 shares issued and 23,031,119 shares outstanding at Sep 30, 2009	9,370	9,366
Treasury stock (8,575,712 and 8,896,778 shares at Sep 30, 2009, and Mar 31, 2009, respectively)	(2,670)	(2,670)
Capital in excess of stated value	(9,934)	(11,036)
Retained earnings	189,027	199,947
Accumulated other comprehensive loss	(1,693)	(2,890)

Total shareholders’ equity	184,100	192,717

Total liabilities and shareholders’ equity	$340,629	$374,436

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	Sep 30,
(In thousands)	2009	2008
Operating activities:
Net loss	$(9,560)	$(166,624)
Add: Loss from discontinued operations	41	1,274

Loss from continuing operations	(9,519)	(165,350)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used for) operating activities (net of effects from business acquisitions):
Impairment of goodwill and intangible assets	—	166,223
Gain on redemption of cost basis investment	—	(51)
Gain on partial redemption of investment in The Reserve Fund’s Primary Fund	(70)	—
Loss on the sale of securities	91	—
Depreciation	1,891	1,927
Amortization	7,827	12,145
Deferred income taxes	(9)	(18,372)
Stock-based compensation	1,073	2,152
Changes in working capital:
Accounts receivable	26,778	32,699
Inventories	5,180	2,001
Accounts payable	65,150	(76,327)
Accrued and other liabilities	(15,309)	(40,816)
Income taxes payable	(798)	946
Other changes, net	(866)	(3,252)
Other non-cash adjustments	(2,357)	(2,487)

Total adjustments	88,581	76,788

Net cash provided by (used for) operating activities	79,062	(88,562)

Investing activities:
Proceeds from (claim on) The Reserve Fund’s Primary Fund	2,337	(7,657)
Proceeds from redemption of cost basis investment	—	7,172
Proceeds from the borrowings against company-owned life insurance policies	12,500	—
Change in cash surrender value of company-owned life insurance policies	(107)	(103)
Acquisition of businesses, net of cash acquired	—	(2,381)
Purchase of property and equipment	(5,923)	(2,603)

Net cash provided by (used for) investing activities	8,807	(5,572)

Financing activities:
Floor plan financing agreement, net	(74,159)	75,551
Proceeds from borrowings under credit facility	5,000	—
Principal payments under credit facility	(5,000)	—
Principal payment under long-term obligations	(206)	(47)
Issuance of common shares	33	—
Debt financing costs	(1,520)	—
Dividends paid	(1,360)	(1,358)

Net cash used for (provided by) financing activities	(77,212)	74,146

Effect of exchange rate changes on cash	1,092	(101)

Cash flows provided by (used for) continuing operations	11,749	(20,089)
Cash flows of discontinued operations:
Operating cash flows	204	(29)
Investing cash flows	—	35

Net increase (decrease) in cash	11,953	(20,083)
Cash at beginning of period	36,244	69,935

Cash at end of period	$48,197	$49,852

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	Sep 30,		Sep 30,
(In thousands)	2009	2008	2009	2008
Net income (loss)	$2,836	$(106,589)	$(9,560)	$(166,624)
Plus:
Interest expense, net	244	(18)	418	(10)
Other income, net	81	(242)	(390)	(480)
Income tax expense (benefit)	988	(8,917)	1,003	(14,080)
Depreciation and amortization expense (a)	3,170	7,048	9,498	13,959
Loss from discontinued operations, net of tax	52	1,312	41	1,274

Adjusted EBITDA	7,371	(107,406)	1,010	(165,961)
Asset impairment charges	—	112,020	—	145,643
Restructuring charges	54	510	68	23,573

Adjusted EBITDA excluding asset impairment and restructuring charges	$7,425	$5,124	$1,078	$3,255

(a)	Depreciation and amortization expense excludes amortization of deferred finance costs, totaling $132 and $57 for the three months ended Sept. 30, 2009 and 2008, respectively, and totaling $220 and $113 for the six months ended Sept. 30, 2009 and 2008, respectively, as such costs are already included in interest expense, net.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM